Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Selected Financial Data”, “Senior Securities”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-192066) dated December 4, 2013 of TCP Capital Corp. filed for the registration of its common stock and to the incorporation by reference therein of our reports dated (a) March 7, 2013, with respect to the consolidated financial statements and schedules of TCP Capital Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission, (b) March 18, 2013, with respect to the financial statements and schedules of Special Value Continuation Partners, LP, included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission, and (c) March 22, 2013, with respect to the senior securities table.

/s/ Ernst & Young LLP

Los Angeles, California

December 4, 2013